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Exhibit 3.1

September     •    , 2004

Her Majesty in right of Canada
as represented by the Minister of Finance

Petro-Canada
28th Floor, West Tower
150 - 6th Avenue S.W.
Calgary, Alberta
T2P 3E3

Dear Sirs:

        We understand that Her Majesty in right of Canada (the "Government") is the beneficial owner of an aggregate of 49,390,104 common shares (the "Shares") in the capital of Petro-Canada (the "Corporation"). We further understand that the Government proposes to sell the Shares.

        We also understand that a preliminary short form base PREP prospectus of the Corporation dated September 16, 2004 (the "Canadian Preliminary Prospectus") and a final short form base PREP prospectus of the Corporation dated September 23, 2004 (the "Canadian Final Prospectus") relating to the sale of the Shares have been filed with the securities regulatory authorities (collectively, the "Regulatory Authorities" and, individually, a "Regulatory Authority") of all provinces and territories of Canada (collectively, the "Qualifying Jurisdictions") under the PREP Procedures (as hereinafter defined) and that decision documents dated September 16, 2004 and September     •    , 2004 for the Canadian Preliminary Prospectus and the Canadian Final Prospectus, respectively, have been issued by or on behalf of the Regulatory Authorities in each of the Qualifying Jurisdictions and that English and French language versions of a supplemented short form prospectus containing the PREP Information (as hereinafter defined) (the "Canadian Prospectus") will be filed as soon as reasonably possible following the execution and delivery of this agreement with such authorities in accordance with their respective requirements. We further understand that, in filing the Canadian Preliminary Prospectus and the Canadian Final Prospectus, the Corporation has elected to use the procedures established pursuant to National Policy 43-201 (Mutual Reliance Review System for Prospectuses and Annual Information Forms) (the "MRRS Procedures") and that the Alberta Securities Commission is the principal regulator under the MRRS Procedures for the Corporation. In addition, we understand that a registration statement on Form F-10 (File No. 333-119064) for the registration of the Shares under the U.S. Securities Act of 1933, as amended (the "1933 Act"), including the Canadian Preliminary Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the United States Securities and Exchange Commission (the "SEC")) has been filed with the SEC, and that an amendment to such registration statement on Form F-10, including the Canadian Final Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC), has been filed with the SEC and that such registration statement is effective. Such registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein (as amended at the time they became effective) is herein called the "Registration Statement"; the prospectus used in the United States before the time the Registration Statement became effective is herein called the "U.S. Preliminary Prospectus"; and the prospectus first furnished to the Underwriters after the execution of this agreement for use in connection with the offering of the Shares in the United States (which prospectus will be filed with the SEC in accordance with section 1.1 hereof), including the documents incorporated by reference therein, is herein called the "U.S. Prospectus". Unless the context otherwise requires, the terms "Canadian Preliminary Prospectus", "U.S. Preliminary Prospectus", "Canadian Final Prospectus", "Canadian Prospectus" and "U.S. Prospectus" as used herein include the information and documents incorporated therein by reference. The Canadian Prospectus and the U.S. Prospectus are herein collectively called the "Prospectuses". As used herein, the term "PREP Procedures" means the rules and procedures established pursuant to National Instrument 44-103 (Post-Receipt Pricing) for the pricing of securities after the final receipt for a prospectus has been obtained and the term "PREP Information" means the information that was omitted from the Canadian Final Prospectus filed with the Regulatory Authorities in the Qualifying Jurisdictions in accordance with the PREP Procedures, but that is to be included in the Canadian Prospectus to be filed with the Regulatory Authorities in the Qualifying Jurisdictions in accordance with the PREP Procedures.

        Based upon the foregoing and subject to the terms and conditions herein set forth:

    CIBC World Markets Inc.,
    Merrill Lynch, Pierce, Fenner & Smith Incorporated,
    RBC Dominion Securities Inc.,
    BMO Nesbitt Burns Inc.,
    National Bank Financial Inc.,
    Scotia Capital Inc.,
    TD Securities Inc.,
    Goldman, Sachs & Co.,
    UBS Securities Canada Inc.,
    Canaccord Capital Corporation,
    FirstEnergy Capital Corp.,
    GMP Securities Ltd.,
    Peters & Co. Limited,
    Citigroup Global Markets Inc.,
    Credit Suisse First Boston LLC,
    Beacon Securities Limited,
    Casgrain & Company Limited,
    Dundee Securities Corporation,
    First Associates Investments Inc.,
    Orion Securities Inc.,
    Raymond James Ltd., and
    Tristone Capital Inc.

        (collectively, the "Underwriters")

hereby severally, in the respective percentages set out in section 14.1 hereof, offer to purchase from the Government, and by its acceptance hereof, and subject to the terms and conditions set out herein, the Government agrees to sell to the Underwriters, the Shares.

        The Canadian dollar offering price is Cdn. $    •    and the U.S. dollar offering price is U.S.$    •    . The aggregate purchase price for the Shares shall be equal to the sum of: (i) the number of Shares to be sold in Canada or otherwise at the Canadian dollar offering price (collectively the "Canadian Offered Shares") multiplied by Cdn. $    •    (such product being the "Canadian Purchase Price"); and (ii) the number of Shares to be sold at the U.S. dollar offering price (collectively, the "U.S. Offered Shares") multiplied by U.S. $    •    (such product being the "U.S. Purchase Price"). The Canadian Purchase Price will be payable to the Government in Canadian dollars and the U.S. Purchase Price will be payable to the Government in U.S. dollars. The purchase price for the Shares shall be payable at the Closing Time.

        In consideration of the Underwriters' agreement to purchase the Shares and to offer them to the public, which agreement will result from the acceptance of this letter by the Government and the Corporation, subject to the terms and conditions herein, the Government shall permit the Underwriters to earn and retain an amount equivalent to: (i) with respect to the Canadian Offered Shares, a fee equal to    •    % of the Canadian Purchase Price, being an amount to be earned and retained of Cdn. $    •     per Canadian Offered Share; and (ii) with respect to the U.S. Offered Shares, a fee equal to    •    % of the U.S. Purchase Price, being an amount to be earned and retained of U.S. $    •    per U.S. Offered Share (collectively, the "Underwriting Fee").

        The Underwriters shall advise the Government of the number of U.S. Offered Shares and the number of Canadian Offered Shares as soon as practicable and, in any event, not later than the next business day following the date hereof, provided, however, that the aggregate number of the U.S. Offered Shares and the Canadian Offered Shares shall equal 49,390,104.

        Payment in respect of the Canadian Purchase Price and in respect of the U.S. Purchase Price shall be made by setting off the applicable portions of the Underwriting Fee in Canadian dollars and U.S. dollars from such amounts with the remainder being paid to the Government in immediately available Canadian funds in respect of the Canadian Offered Shares, and in immediately available United States funds in respect of the U.S. Offered Shares in Toronto at the Closing Time, all as described in section 7.1 hereof.

Terms and Conditions

        The agreement resulting from the acceptance of this letter by each of the Government and the Corporation (herein referred to as "this agreement") shall be subject to the terms and conditions set out herein.

1.
Qualification and Offering for Sale

1.1
(a)    The Corporation shall comply with the requirements of the PREP Procedures and shall, in cooperation with the
          Government and the Underwriters, prepare the Prospectuses (containing the PREP Information) and

    (i)
    file the Canadian Prospectus, along with all other documents required under the applicable securities laws to be filed therewith, with the Regulatory Authorities forthwith, and in any event within one business day of the date of this agreement; and

    (ii)
    file the U.S. Prospectus, along with all other documents required under the applicable securities laws to be filed therewith, with the SEC forthwith, and in any event within one business day of the date of this agreement.

    The Corporation will use all reasonable commercial efforts to obtain the appropriate decision document and receipts from the Regulatory Authorities for the Canadian Prospectus as soon as possible.

1.2
The Underwriters will offer the Shares for sale to the public, directly and through other investment dealers and brokers (including without limitation the Canadian or U.S. broker-dealer affiliates of the Underwriters) (the Underwriters, together with such other investment dealers and brokers, being referred to herein as the "Selling Firms"), only as permitted by applicable securities laws, upon the terms and conditions set forth in the Prospectuses and in this agreement. For purposes of this section 1.2, the Underwriters shall be entitled to assume that the Shares are qualified for distribution in all of the Qualifying Jurisdictions for which an MRRS Decision Document for the Canadian Final Prospectus has been obtained. For greater certainty, other than as specifically set forth beside its name in section 14.1, no party executing this agreement shall assume any underwriting commitment, and, except if such party is listed in section 14.1, no party shall be liable, either severally or jointly and severally, for the underwriting commitment or any other obligation of its broker-dealer affiliate who is listed in section 14.1.

1.3
The Underwriters shall use all reasonable commercial efforts to complete, and to cause the Selling Firms to complete, the distribution of the Shares as soon as possible after the date of this agreement. CIBC World Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBC Dominion Securities Inc. (collectively, the "Managing Underwriters") shall:

(a)
give prompt notice to the Government and the Corporation when, in the opinion of the Managing Underwriters, acting reasonably, the Underwriters and the Selling Firms have ceased (or again ceased) distribution of the Shares and if the Underwriters and the Selling Firms are involved again, or are deemed to be involved again, in the distribution of the Shares; and

(b)
as soon as practicable and, in any event, within 30 days of the completion of the distribution of the Shares, provide to the Government and the Corporation a breakdown of the number of Shares distributed and the proceeds realized in each of the Qualifying Jurisdictions, in the United States and other jurisdictions.

2.
Delivery of Prospectus and Related Documents

2.1
The Corporation shall deliver or cause to be delivered to the Managing Underwriters, on behalf of the Underwriters, and to the Government the documents set out below at the respective times indicated:

  (a)
  on the date hereof, copies of the English and French language versions of the Canadian Final Prospectus and as soon as available, and in any event no later than the time of filing thereof with any of the Regulatory Authorities, copies of the English and French language versions of the Canadian Prospectus, in each case signed as required by the laws and regulatory requirements of the Qualifying Jurisdictions, including, in each case, copies of any documents or information incorporated by reference therein which have not previously been delivered to the Managing Underwriters;

  (b)
  as soon as they are available, and in any event no later than the time of filing thereof with any of the Regulatory Authorities, copies of the English and French language versions, as applicable, of any amendment to the Canadian Prospectus, any amendment to any document incorporated therein by reference, any amending or supplemental prospectus and any other similar document (herein collectively referred to as a "Prospectus Amendment", which term shall also include any amendment to the U.S. Prospectus, any amendment to any document incorporated therein by reference, any amending or supplemental U.S. prospectus and any other similar document) required to be filed under any law or regulatory requirement of the Qualifying Jurisdictions, signed (in the case of the Canadian Prospectus) as required by the laws of the Qualifying Jurisdictions and including, in each case, copies of any documents or information incorporated by reference therein which have not been previously delivered to the Managing Underwriters;

  (c)
  at the time of the delivery to the Managing Underwriters, on behalf of the Underwriters, and to the Government pursuant to this section 2.1 of the French language version of the Canadian Prospectus:

  (i)
  opinions of counsel qualified in the Province of Quebec addressed to the Underwriters, the Government and the Corporation, each to be dated the respective dates of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Prospectus, to the effect that each of the respective French versions thereof and of any documents incorporated therein by reference (except for any financial statements and financial information which are the subject of the opinion of the Corporation's auditors referred to below, as to which no opinion need be expressed by such Quebec counsel) is in all material respects a complete and proper translation of the English version thereof; and

  (ii)
  opinions of the Corporation's auditors addressed to the Underwriters, the Government and the Corporation, each to be dated the respective dates of the Canadian Preliminary Prospectus, the Canadian Final Prospectus and the Canadian Prospectus, to the effect that each of the respective French versions of the financial statements and financial information set forth therein or incorporated therein by reference, and as to which no opinion has been expressed by Quebec counsel, is in all material respects a complete and proper translation of the English version thereof.

    Similar opinions shall be provided to the Managing Underwriters, on behalf of the Underwriters, and to the Government with respect to any Prospectus Amendment filed pursuant to section 4.1 and any other relevant document that may be translated into the French language at the time the same is presented to the Underwriters for their signature or, if the Underwriters' signature is not required, at the time the same is filed, and with respect to such other matters as the Underwriters shall reasonably request. All such opinions shall be in form and substance reasonably satisfactory to the Underwriters and the Government and their respective counsel.

2.2
The Corporation shall deliver or cause to be delivered to the Managing Underwriters, on behalf of the Underwriters, and to the Government the following documents on the date hereof or as soon as possible after such documents are filed with the SEC:

(a)
at least three signed and as many conformed copies of the Registration Statement and each amendment thereto as the Underwriters or the Government may reasonably request, whether filed before or after the Registration Statement became effective;

(b)
copies of all exhibits and documents filed therewith, including copies of any exhibits, documents or information incorporated by reference therein which have not been previously delivered to the Underwriters or the Government, and at least one signed copy of each consent, certificate and opinion filed therewith;

(c)
the written irrevocable consent and power of attorney of the Corporation on Form F-X (the "Form F-X"); and

(d)
copies of the U.S. Preliminary Prospectus, the U.S. Prospectus, any Prospectus Amendment and all other amendments and supplements to such documents.

2.3
The Corporation shall deliver or cause to be delivered and addressed to the Managing Underwriters, on behalf of the Underwriters, and to the Government at the time of delivery to the Managing Underwriters and to the Government pursuant to section 2.1 of the Canadian Prospectus, a comfort letter from the Corporation's auditors, dated the date of the Prospectuses and satisfactory in form and substance to the Underwriters and the Government, acting reasonably, with respect to the financial and accounting information contained in or incorporated by reference into the Prospectuses, which comfort letter shall be based on a review by the auditors having a cut-off date not more than two business days prior to the date of the comfort letter and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable securities laws. Such letter shall further state that such auditors are independent public accountants within the meaning of the 1933 Act and the rules and regulations thereunder, and that in their opinion the audited financial statements of the Corporation included or incorporated in the Registration Statement and the U.S. Prospectus have been reconciled to U.S. generally accepted accounting principles in accordance with the 1933 Act and the rules and regulations thereunder, including the requirements of Form F-10, applied on a consistent basis throughout the periods involved. A similar letter shall be delivered and addressed to the Managing Underwriters and to the Government with respect to any Prospectus Amendment and with respect to such other matters as the Underwriters or the Government shall reasonably request.

3.
Commercial Copies

3.1
The Corporation shall as soon as possible, but in any event not later than 2:00 p.m. (local time) on September     •    , 2004 as regards the cities of Toronto and New York, and 4:00 p.m. (local time) on September     •    , 2004 as regards the City of Montreal, cause to be delivered to the Underwriters, without charge to the Underwriters, commercial copies of the Canadian Prospectus and the U.S. Prospectus in such numbers and to such addresses as the Underwriters have specified to the Corporation prior to the date hereof. The Corporation shall as soon as possible following a request cause to be delivered to the Underwriters, without charge to the Underwriters, such additional commercial copies of the Prospectuses in such numbers and in such Canadian and U.S. cities as the Underwriters may reasonably request by oral instructions to the printer thereof. The Corporation shall cause to be provided to the Underwriters as soon as possible, without charge to the Underwriters, such numbers of copies of any documents incorporated by reference in the Canadian Prospectus, the U.S. Prospectus or any Prospectus Amendment as the Underwriters may reasonably request for use in connection with offering the Shares to the public. The Underwriters agree that they will not, directly or indirectly, use or distribute the Canadian Prospectus, the U.S. Prospectus or any Prospectus Amendment, or offer, sell or deliver any of the Shares, in any country or jurisdiction except in compliance with the applicable laws and regulations thereof.

4.
Material Changes and New Filings

4.1
During the period from the date hereof until the completion of the distribution of the Shares, the Government, in relation to the Government Information (as defined in section 6.1 hereof), and the Corporation, in relation to all other information (other than Underwriter Information, as defined in section 9.4 hereof), shall promptly notify the Underwriters and each other in writing of:

(a)
any change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Corporation or its subsidiaries;

(b)
any change in any matter covered by a statement contained in the Canadian Prospectus, the Registration Statement, the U.S. Prospectus or any previously filed Prospectus Amendment; or

(c)
any other fact or event;

  (i) which change, fact or event is, or may be, of such a nature as to render the Canadian Prospectus or any such Prospectus Amendment misleading or untrue in any material respect or would result in any of such documents containing a misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) or which would result in any of such documents not complying with the applicable laws and regulatory requirements of any of the Qualifying Jurisdictions or which would reasonably be expected to have a significant effect on the market price or value of any securities of the Corporation or (ii) which change, fact or event results in it being necessary to amend or supplement the U.S. Prospectus in order that the U.S. Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, not misleading, or makes it necessary to amend or supplement the U.S. Prospectus to comply with the requirements of the 1933 Act and the published rules and regulations thereunder. Each of the Government and the Corporation shall promptly (and in any event within any applicable time limitation) comply with all applicable filing and other requirements under securities laws and regulatory requirements of the Qualifying Jurisdictions and the United States arising as a result of such change, fact or event including, if necessary, preparing and filing with the securities regulatory authorities in the Qualifying Jurisdictions and the United States such amendment or supplement (in a form approved by the Underwriters and their counsel, such approval not to be unreasonably withheld) as may be necessary, (1) in the case of the Canadian Prospectus, to correct such untrue statement or omission or to permit compliance with such requirements and (2) in the case of the U.S. Prospectus, so that the statements in the U.S. Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing when the U.S. Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus will comply with applicable requirements of the 1933 Act and the published rules and regulations thereunder. The Government and the Corporation shall in good faith discuss with the Underwriters and each other any change in circumstances (actual or proposed within the Government's or the Corporation's knowledge) which is of such a nature that there is reasonable doubt whether notice need be given to the Underwriters and each other pursuant to this section and, in any event, prior to making any filing referred to in this section.

4.2
During the period from the date hereof until completion of the distribution of the Shares, the Corporation shall provide to the Underwriters and to the Government on a timely basis, for review by the Underwriters and the Government and their respective counsel prior to filing, any proposed document, including without limitation any financial statement, annual information form, material change report or information circular, which may be deemed to be incorporated by reference in the Prospectuses, the Registration Statement or any Prospectus Amendment.

5.
Representations and Warranties of the Corporation

5.1
The Corporation represents and warrants to the Underwriters and to the Government, with respect to:

(a)
the Canadian Prospectus and any Prospectus Amendment, that, at the respective dates of the Canadian Prospectus and any Prospectus Amendment and at the Closing Time (to the extent such documents are dated and/or filed prior to the Closing Time), the information and statements contained therein (except for any Government Information or any Underwriter Information) will be true and correct in all material respects, contain no misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) and will constitute full, true and plain disclosure of all material facts relating to the Corporation and its subsidiaries, taken as a whole, and the common shares of the Corporation;

  (b)
  the Registration Statement and any amendment thereto, that, at the date of effectiveness of the Registration Statement and at the date of effectiveness of any amendment thereto, the Registration Statement (except for any Government Information or any Underwriter Information) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

  (c)
  the U.S. Prospectus and any Prospectus Amendment, that, at the respective dates thereof and at the Closing Time (to the extent such documents are dated and/or filed prior to the Closing Time), such documents (except for any Government Information or any Underwriter Information) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.2
The Corporation represents and warrants to each of the Underwriters and to the Government that:

(a)
the Corporation meets the general eligibility requirements for use of Form F-10 under the 1933 Act and for use of the PREP Procedures;

(b)
the Registration Statement has been declared effective under the 1933 Act; and at the time the Registration Statement became effective:

(i)
the Canadian Final Prospectus complied in all material respects with the securities laws applicable in the Qualifying Jurisdictions and each of the applicable Regulatory Authorities had issued or was deemed to have issued a final receipt for the Canadian Final Prospectus;

(ii)
the U.S. Prospectus conformed to the Canadian Final Prospectus except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the SEC; and

(iii)
the Registration Statement and any amendments or supplements thereto complied in all material respects with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder;

(c)
Deloitte & Touche LLP, who are reporting upon the audited financial statements and schedules incorporated by reference in the Registration Statement, are independent chartered accountants as required by the 1933 Act and the rules and regulations thereunder;

(d)
other than as contemplated in the Privatization Agreement (as defined in section 19.4 hereof), no authorization, approval or consent of any court, government, governmental instrumentality or governmental or regulatory agency or body is required for the execution, delivery or performance of this agreement by the Corporation, as contemplated by the Prospectuses, or for the performance by the Corporation of its obligations under such agreement, except as may be required under applicable securities laws and other than reports of the distribution to be made in certain jurisdictions;

  (e)
  except as permitted by applicable law, the Corporation has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares;

  (f)
  the Corporation is duly incorporated and validly existing under the Canada Business Corporations Act and is duly registered as an extra-provincial corporation to do business under jurisdictions in Canada, or as a foreign corporation in other jurisdictions, in which the nature of the Corporation's business or the location of its assets makes such registration necessary, except where the failure to be so registered would not have a material adverse effect on the Corporation;

  (g)
  the Corporation has the corporate power and authority to carry on its business as described in the Prospectuses, to own its property and assets and to enter into and to perform its obligations under this agreement;

  (h)
  the authorized capital of the Corporation consists of an unlimited number of common shares, an unlimited number of senior preferred shares and an unlimited number of junior preferred shares, of which 265,868,701 common shares were issued and outstanding as at September 15, 2004;

  (i)
  each of the Corporation's significant subsidiaries, as defined by Rule 1-02 of Regulation S-X under the 1933 Act (collectively, the "Significant Subsidiaries" and, individually, a "Significant Subsidiary"), has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power, or in the case of partnerships, appropriate power, and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Canadian Prospectus and the U.S. Prospectus and is duly qualified or registered to do business as an extra-jurisdictional corporation or partnership or a foreign corporation or partnership and is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to be so organized, qualified, registered or in good standing would not have a material and adverse effect on the Corporation and its subsidiaries, taken as a whole (for greater certainty, any reference to "subsidiary" of the Corporation includes all direct and indirect subsidiaries of the Corporation and the term "subsidiary" includes partnerships and other equity interests unless otherwise indicated); provided that the subsidiaries listed on Schedule A attached hereto are the only Significant Subsidiaries of the Corporation and there are no other subsidiaries material to the condition (financial or otherwise), prospects, earnings, business or properties of the Corporation and its subsidiaries, taken as a whole;

  (j)
  all of the issued shares of the Corporation (including the Shares) have been duly and validly authorized and issued and are outstanding as fully paid and non-assessable; and all the outstanding shares, or other ownership interests, of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, as applicable, and, except as otherwise set forth in the Prospectuses, all outstanding shares, or other ownership interests, of the Significant Subsidiaries are owned by the Corporation either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

  (k)
  all necessary corporate action has been taken by the Corporation to authorize the execution, delivery and performance of this agreement; this agreement has been duly executed and delivered by the Corporation and this agreement constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to: (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; (iii) the statutory and inherent powers of a court to stay proceedings before it and to grant relief from forfeiture; (iv) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable law; and (v) the limitation that any judgement of a Canadian court for a monetary amount will be given in Canadian currency;

  (l)
  the attributes of the common shares of the Corporation conform in all material respects with the description thereof contained in the Prospectuses;

  (m)
  CIBC Mellon Trust Company is the duly appointed registrar and transfer agent of the common shares of the Corporation at its principal transfer office in the cities of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax;

  (n)
  the outstanding common shares of the Corporation (including the Shares) are listed and posted for trading on the Toronto Stock Exchange and the New York Stock Exchange;

  (o)
  the forms of the certificates representing the Shares have been duly approved by the Corporation and comply with the provisions of the Canada Business Corporations Act;

  (p)
  no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement for the purchase, acquisition, subscription or issuance of any of the unissued shares or other securities of the Corporation other than pursuant to the employee share purchase plans and executive stock option plan of the Corporation and other than as contemplated in the Prospectuses;

  (q)
  the execution, delivery and performance of this agreement by the Corporation do not and will not result in a material breach of, and do not create a state of facts which, after notice or lapse of time or both, will result in a material breach of and do not and will not materially conflict with or constitute a material default under:

  (i)
  the constating documents or by-laws of the Corporation or its subsidiaries;

  (ii)
  any of the terms, conditions or provisions of any indenture, agreement or instrument to which the Corporation or any of its subsidiaries is a party or by which the Corporation or any of its subsidiaries is contractually bound and which materially affects or may reasonably be expected to materially affect the business, operation or financial condition of the Corporation and its subsidiaries, taken as a whole; or

  (iii)
  any laws of Canada or of any of the provinces of Canada or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Corporation or its subsidiaries;

  (r)
  other than as disclosed in the Prospectuses or any Prospectus Amendment, there has been no material and adverse change (actual, anticipated, contemplated or threatened, whether financial or otherwise, and of which the Corporation is aware) in the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation and its subsidiaries, taken as a whole, or in the capital of the Corporation (at any time, a "Material Adverse Change") since December 31, 2003;

  (s)
  the Minister of Finance is the registered holder of the Shares, which, as at the date hereof, constitute approximately 19% of the outstanding common shares of the Corporation;

  (t)
  except as disclosed in the Prospectuses, there are no actions, suits or proceedings pending or threatened against or affecting the Corporation or any of its subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would have a material and adverse effect on the Corporation and its subsidiaries, taken as a whole;

  (u)
  there is no contract, agreement or other document required to be described in the Prospectuses or to be filed as an exhibit to the Registration Statement which is not described or filed as required;

  (v)
  there are no reports or information that, in accordance with the requirements of the Regulatory Authorities, must be made publicly available in connection with the distribution of the Shares that have not been made publicly available as required;

  (w)
  the Corporation is not and, after giving effect to the distribution of the Shares as described in the Prospectuses, will not be required to be registered as an "investment company" as defined in the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder;

  (x)
  the consolidated historical financial statements of the Corporation incorporated by reference in the Registration Statement and the Prospectuses present fairly in all material respects the financial position, results of operations and cash flows of the Corporation, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the applicable securities laws of the Qualifying Jurisdictions and have been prepared in conformity with Canadian generally accepted accounting principles and, to the extent required by the applicable rules and regulations of the SEC, have been reconciled to U.S. generally accepted accounting principles in accordance with the provisions of Item 18 of Form 20-F under the U.S. Securities Exchange Act of 1934, as amended (the "1934 Act"), in each case applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data, set forth under the heading "Summary Historical Financial and Operating Data" in the Prospectuses, fairly present, on the basis stated under the heading "Summary Historical Financial and Operating Data" in the Prospectuses, the information included therein;

  (y)
  the Corporation and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as currently conducted, except (i) as disclosed in the Prospectuses, or (ii) as would not result in a Material Adverse Change;

  (z)
  except as disclosed in the Prospectuses, none of the Corporation or any of its subsidiaries is in violation or default of (i) any provision of its constating documents or by-laws, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Corporation or such subsidiary, as applicable, or any of its properties, as applicable, which violation or default would, in the case of clauses (ii) and (iii) above, either individually or in the aggregate with all other violations and defaults referred to in this section (if any), result in a Material Adverse Change;

  (aa)
  except as disclosed in the Prospectuses, the Corporation has filed all foreign, federal, provincial, state, municipal and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Change); except as disclosed in the Prospectuses, the Corporation has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result in a Material Adverse Change;

  (bb)
  except as disclosed in the Prospectuses, no Significant Subsidiary of the Corporation is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such subsidiary's capital stock, or from repaying to the Corporation any loans or advances made to such subsidiary by the Corporation;

  (cc)
  except as disclosed in the Prospectuses, the Corporation and each of its subsidiaries (i) is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof and (ii) possesses all licenses, certificates, permits, qualifications and other authorizations issued by the appropriate foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit, qualification or authorization would not result in a Material Adverse Change, and none of the Corporation or any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavourable decision, ruling or finding, would result in a Material Adverse Change;

  (dd)
  except as disclosed in the Prospectuses, the Corporation and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, provincial, state, municipal and local laws and regulations relating to the protection of human health and safety or the environment ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not result in a Material Adverse Change;

  (ee)
  the Corporation and its subsidiaries have good and marketable title to all real property (excluding oil and gas properties and oil and gas mineral rights) and good title to all personal property owned by them which is material to the business of the Corporation and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except (i) such as are disclosed in the Prospectuses, (ii) those arising in the ordinary course of business, including those arising in accordance with oil and gas industry practice in favour of any person conducting or liable for development, operations, abandonment or reclamation of the property to which the lien or encumbrance applies, or (iii) such as are not material in amount or do not interfere with the use made and proposed to be made of such property by the Corporation and its subsidiaries; and any material real property and buildings held under lease by the Corporation and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases and do not interfere with the use made and proposed to be made of such property and buildings by the Corporation and its subsidiaries, in each case except as disclosed in the Prospectuses, and in all such cases except where the failure to have such title or hold such leases would not result in a Material Adverse Change;

  (ff)
  although it does not warrant title, the Corporation has no reason to believe that the Corporation or any of its subsidiaries does not have title to or the irrevocable right to produce and sell its petroleum, natural gas and related hydrocarbons (for the purposes of this clause, the foregoing are referred to as the "Interests"); the Interests are free and clear of adverse claims created by, through or under the Corporation, except as disclosed in the Prospectuses, or those arising in the ordinary course of business, including those arising in accordance with oil and gas industry practice in favour of any person conducting or liable for development, operations, abandonment or reclamation of the property to which the lien or encumbrance applies, or which are not individually or in aggregate material to the Corporation and its subsidiaries, taken as a whole; to the knowledge of the Corporation, the Corporation and its subsidiaries hold their respective Interests under valid and subsisting leases, licenses, permits, concessions, concession agreements, contracts, subleases, reservations or other agreements;

  (gg)
  to the knowledge of the Corporation, neither the Corporation nor any of its Significant Subsidiaries has, directly or indirectly, (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder, which in the aggregate would be reasonably expected to have a material adverse effect on the Corporation and its Significant Subsidiaries; and

  (hh)
  the information set forth or incorporated by reference in the Prospectuses, relating to the estimates by the Corporation of the proven oil and gas reserves as at the dates specified has been prepared by the Corporation in accordance with engineering and evaluation principles and other criteria that the Corporation believes are reasonable and that are generally followed in the oil and gas industry in Canada by issuers under exemption decisions similar to that received by the Corporation pursuant to National Instrument 51-101 (Standards of Disclosure for Oil and Gas Activities).

6.
Representations and Warranties of the Government

6.1
The Government represents and warrants to the Underwriters and to the Corporation with respect to:

(a)
the Canadian Prospectus and any Prospectus Amendment, that, at the respective dates of the Canadian Prospectus and any Prospectus Amendment and at the Closing Time (to the extent such documents are dated and/or filed prior to the Closing Time), the Government Information (as defined below) will be true and correct in all material respects, contain no misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) and will constitute full, true and plain disclosure of all material facts relating to the Government Information;

  (b)
  the Registration Statement and any amendment thereto, that, at the date of effectiveness of the Registration Statement and at the date of effectiveness of any amendment thereto, the Government Information contained in the Registration Statement and any such amendments thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be contained in the Registration Statement or any such amendments thereto or necessary to make the statements therein not misleading; and

  (c)
  the U.S. Prospectus (for greater certainty such term shall refer to the prospectus contained in the Registration Statement at the time it was deemed effective) and any Prospectus Amendment, that, at the respective dates of the U.S. Prospectus and any Prospectus Amendment and at the Closing Time, the Government Information contained in the U.S. Prospectus and any Prospectus Amendment will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in the U.S. Prospectus and any Prospectus Amendment, in light of the circumstances under which they were made, not misleading.

  The term "Government Information" refers to the information and statements relating to the Government contained, and provided by the Government in writing to the Underwriters or the Corporation for inclusion, in the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement and any amendments thereto as identified in a draft of such documents circled for such purpose.

6.2
The Government represents and warrants to each of the Underwriters that:

(a)
the Government is the sole beneficial owner of the Shares, all of which Shares are registered in the name of the Minister of Finance;

(b)
the Government has valid and marketable title to the Shares, free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever, other than those arising pursuant to this agreement, and has full right, power and authority to enter into this agreement and to sell, assign, transfer and deliver the Shares in accordance with this agreement and free and clear of any liens, pledges, charges, encumbrances, security interests or other adverse claims whatsoever;

(c)
as at the date hereof, no person, firm or corporation (except for the Underwriters) has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase of any of the Shares;

(d)
the Government has obtained all authorizations, approvals and consents required to be obtained by the Government under applicable law or regulation or from any governmental authority or agency or court in connection with the sale and delivery of the Shares hereunder, except as may be required under the applicable securities laws of the Qualifying Jurisdictions, under the 1933 Act and the securities or blue sky laws of the various states of the United States;

  (e)
  this agreement has been duly authorized, executed and delivered by the Government and constitutes a legal, valid and binding obligation of the Government, enforceable against it in accordance with its terms, subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, and the qualification that equitable remedies may not be available in any case against the Government; (iii) statutory and inherent powers of a court to stay proceedings before it and to grant relief from forfeiture; (iv) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable laws; (v) the limitation that any judgement of a Canadian court for a monetary amount will be given in Canadian currency; (vi) the limitation that, where an agreement provides for the payment of money by the Government, there being an appropriation for the particular service for the fiscal year in which any commitment thereunder would come in course of payment; and (vii) the immunity of the Government from execution being levied against its property;

  (f)
  neither the execution and delivery of this agreement by the Government nor the consummation of the transactions provided for herein will result in the material breach of any of the terms, conditions or provisions of, or will constitute a material default under, any material indenture, agreement or other instrument to which the Government is a party or by which the Government is bound or will constitute a material breach or violation by the Government of any law, regulation or order to which the Government is subject; and

  (g)
  the Government is not entering into this agreement or selling the Shares making use of information known to the Government but not generally available to the public which, if generally disclosed, would reasonably be expected to have a significant adverse effect on the market price or value of the common shares of the Corporation.

7.
Closing

7.1
Subject to section 8, the Underwriters' purchase of the Shares under this agreement shall take place at the offices of Stikeman Elliott LLP in Calgary, Alberta at 6:00 a.m., Calgary time, on September     •    , 2004 or at such other place and at such other time or date not later than     •    , 2004 as may be agreed upon in writing by the Government, the Corporation and the Underwriters (such time and date being herein referred to as the "Closing Time"). At the Closing Time, the Government shall deliver to the Underwriters one share certificate representing the Shares purchased by the Underwriters registered in the name of CDS & Co., against payment to the Government by the Underwriters of the Canadian Purchase Price and the U.S. Purchase Price, in each case, setting off the applicable portions of the Underwriting Fee in Canadian dollars and U.S. dollars from such amounts with the remainder being paid by two separate electronic funds transfers (in Canadian dollars in respect of the Canadian Offered Shares and in U.S. dollars in respect of the U.S. Offered Shares) payable to the "Receiver General for Canada" or as the Government may otherwise direct and at par in Toronto in same day funds.

8.
Conditions of Closing

8.1
The obligations of the Underwriters to purchase the Shares will be subject to the receipt by the Underwriters, at the Closing Time, of:

(a)
a certificate dated the date of closing, signed on behalf of the Government by the Assistant Deputy Minister, Finance Canada, or such other representative of the Government as may be acceptable to the Underwriters, and addressed to the Underwriters, certifying that:

(i)
the Government has complied in all material respects with all terms and conditions of this agreement to be complied with by the Government at or prior to the Closing Time, other than those which have been waived in writing by the Underwriters; and

(ii)
the representations and warranties of the Government contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(b)
a certificate dated the date of closing, signed on behalf of the Corporation by its Senior Vice-President and Chief Financial Officer and its Vice-President, General Counsel and Chief Compliance Officer, or such other officers of the Corporation as may be acceptable to the Underwriters, and addressed to the Underwriters, certifying that:

(i)
the Corporation has complied in all material respects with all terms and conditions of this agreement to be complied with by the Corporation at or prior to the Closing Time, other than those which have been waived in writing by the Underwriters;

(ii)
no order, ruling or determination having the effect of ceasing or suspending trading in the Shares or any other securities of the Corporation in any of the Qualifying Jurisdictions or in the United States has been issued and, to the Corporation's knowledge, no proceedings for such purpose are pending, contemplated or threatened and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or, to the best of the Corporation's knowledge, threatened by the SEC; and

    (iii)
    the representations and warranties of the Corporation contained herein are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

  (c)
  confirmation that the Canadian Prospectus and the U.S. Prospectus (each containing the PREP Information) were filed with the Regulatory Authorities in the Qualifying Jurisdictions and with the SEC;

  (d)
  a comfort letter from the Corporation's auditors addressed to the Underwriters and the Government dated the date of closing and satisfactory in form and substance to the Underwriters, acting reasonably, bringing the information contained in the comfort letter referred to in section 2.3 hereof forward to the Closing Time, provided that such comfort letter shall be based on a review by the auditors having a cut-off date not more than two business days prior to the Closing Time;

  (e)
  an opinion of counsel qualified in the Province of Quebec, dated the date of closing, addressed to the Underwriters, the Government, the Corporation and their respective counsel, and in form and substance satisfactory to the Underwriters and their counsel, as to compliance with the laws of the Province of Quebec relating to the use of the French language;

  (f)
  an opinion of Stikeman Elliott LLP, Canadian counsel for the Government, dated the date of closing, addressed to the Underwriters and to the Corporation, and in form and substance satisfactory to the Underwriters and the Corporation and their respective counsel, in each case acting reasonably, to the effect that:

  (i)
  the Minister of Finance is authorized to sell and deliver the Shares under this agreement and to execute and deliver this agreement on behalf of the Government, and this agreement has been duly executed and delivered by the Government and constitutes a legal, valid and binding obligation of the Government enforceable against the Government in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction, and the qualification that equitable remedies may not be available in any case against the Government; (iii) statutory and inherent powers of a court to stay proceedings before it and to grant relief from forfeiture; (iv) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable laws; (v) the limitation that any judgement of a Canadian court for a monetary amount will be given in Canadian currency; (vi) the limitation that where an agreement provides for the payment of money by the Government, there being an appropriation for the particular service for the fiscal year in which any commitment thereunder would come in course of payment; and (vii) the immunity of the Government from execution being levied against its property;

    (ii)
    the execution, delivery and performance of this agreement by the Government and the fulfilment of its obligations thereunder by the Government, including the sale of the Shares by the Government, do not and will not violate or conflict with any Canadian federal or Province of Alberta law, statute or regulation; and

    (iii)
    the Government has obtained all authorizations, approvals and consents which are required to be obtained by the Government under any applicable federal or Province of Alberta statute or regulation in order for the Government to execute, deliver and perform its obligations under this agreement, except that payment by the Government of money under this agreement may require an appropriation for the particular service for the fiscal year in which any commitment under this agreement would come in course of payment.

  (g)
  an opinion of Torys LLP, Canadian counsel for the Corporation, dated the date of closing, addressed to the Underwriters and to the Government and their respective counsel, and in form and substance satisfactory to the Underwriters and the Government and their respective counsel, in each case acting reasonably, with respect to such matters as the Underwriters may reasonably request relating to the distribution of the Shares and the Corporation, including that:

  (i)
  the Corporation has been incorporated and is validly existing under the laws of Canada, has all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Canadian Prospectus;

  (ii)
  the Corporation is qualified, licensed or registered to carry on business as an extra-provincial corporation in each of the provinces of Canada, in the Northwest Territories and in the Yukon Territory;

  (iii)
  the Corporation has all requisite corporate power and authority to execute and deliver this agreement and to carry out its obligations hereunder;

  (iv)
  this agreement has been duly authorized, executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms subject to (i) bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of rights of creditors generally; (ii) general principles of equity, including the qualification that equitable remedies, including, without limitation, specific performance and injunction, may be granted only in the discretion of a court of competent jurisdiction; (iii) statutory and inherent powers of a court to stay proceedings before it and to grant relief from forfeiture; (iv) the limitation that the rights of indemnity, contribution and waiver may be limited by applicable laws; and (v) the limitation that any judgement of a Canadian court for a monetary amount will be given in Canadian currency;

    (v)
    the execution, delivery and performance of this agreement by the Corporation and the consummation of the transactions contemplated by this agreement by the Corporation do not and will not (A) violate or conflict with any provision of the articles or bylaws of the Corporation or any Canadian federal or Alberta provincial statute, rule or regulation or, to such counsel's knowledge, any judgment, decree or order of any court or any public, governmental or regulatory agency or body having jurisdiction in the Province of Alberta over the Corporation or the Shares, or (B) to such counsel's knowledge, conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) or require consent under, any agreement, indenture, document or instrument to which the Corporation or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound which might reasonably be expected to materially adversely affect the business, operations, capital or condition of the Corporation and its subsidiaries, taken as a whole;

    (vi)
    no consent, approval, authorization or order, or filing with, any Canadian federal or Province of Alberta court or public, governmental or regulatory agency or body is required for the execution, delivery and performance by the Corporation of this agreement or for the performance by the Corporation of its obligations hereunder, except for such as have been made or obtained under applicable Canadian securities laws;

    (vii)
    the authorized share capital of the Corporation consists of an unlimited number of common shares, an unlimited number of junior preferred shares, issuable in series, and an unlimited number of senior preferred shares, issuable in series, and setting forth the number of common shares issued and outstanding at the date immediately preceding the Closing Time;

    (viii)
    the holders of common shares of the Corporation are not, as shareholders, liable for any liability, act or default of the Corporation except under subsection 38(4), 118(4), 118(5), 146(5), 226(4) or 226(5) of the Canada Business Corporations Act;

    (ix)
    all documents have been filed, all proceedings have been taken and all legal requirements have been fulfilled as required under the laws of each of the Qualifying Jurisdictions to qualify the Shares for sale to the public in each of such jurisdictions through investment dealers or brokers duly registered under the applicable laws of such jurisdictions who have complied with the relevant provisions of such laws;

    (x)
    the Canadian Prospectus in connection with the offering of the Shares (excluding the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need express no opinion, and except for reserves information as to which such counsel may indicate that it has relied solely upon its (i) participation in conferences with employees of the Corporation regarding the procedures used by the Corporation to prepare such reserves information, (ii) a review of reports of the Corporation regarding such reserves information, and (iii) a review of letters regarding such reserves information addressed to the Corporation by independent petroleum engineering consultants (in the case of (i), (ii) and (iii), without any independent investigation or verification of the content thereof by such counsel)), appears on its face to have been appropriately responsive in all material respects to the requirements of the securities laws, rules and regulations of the Province of Alberta as interpreted and applied by the applicable regulatory authorities, provided that, in connection only with the opinion given in this paragraph, Canadian counsel to the Corporation shall not be required to verify or pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Canadian Prospectus;

    (xi)
    the rights, restrictions, conditions and limitations attaching to the common shares of the Corporation conform in all material respects to the description thereof set forth in the Prospectuses;

    (xii)
    the Shares are eligible investments as set forth under the heading "Eligibility for Investment" in the Canadian Prospectus;

    (xiii)
    Subject to the qualifications and assumptions therein, the statements in the Prospectuses under the heading "Income Tax Considerations — Certain Canadian Federal Income Tax Considerations" summarize the principal Canadian federal income tax considerations generally applicable to investors who acquire common shares of the Corporation pursuant to the offering of the Shares and who, for purposes of the Income Tax Act (Canada), hold such common shares as capital property and deal at arm's length and are not affiliated with the Corporation; and

    (xiv)
    the Shares are listed and posted for trading on the Toronto Stock Exchange;

    and additionally stating that such counsel has participated in the preparation of the Canadian Prospectus (excluding the information and documents incorporated therein by reference) in connection with the offering of the Shares and in conferences with officers and other representatives of the Corporation, representatives of the Government, representatives of the independent accountants for the Corporation, and representatives of the Underwriters, at which the contents of the Canadian Prospectus and related matters were discussed and are familiar with the documents incorporated by reference in the Canadian Prospectus and, although such counsel have not independently verified or checked and are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Canadian Prospectus except as set forth in paragraphs (xi) and (xii) above, on the basis of the foregoing no facts have come to their attention that lead them to believe that, other than with respect to information which is solely Government Information or which is solely Underwriter Information, the Canadian Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need not comment and except for reserves information as to which such counsel may indicate that its belief is based solely upon its (i) participation in conferences with employees of the Corporation regarding the procedures used by the Corporation to prepare such reserves information, (ii) a review of reports of the Corporation regarding such reserves information, and (iii) a review of letters regarding such reserves information addressed to the Corporation by independent petroleum engineering consultants (in the case of (i), (ii) and (iii), without any independent investigation or verification of the content thereof by such counsel)), at the time the Canadian Prospectus was filed with the applicable regulatory authorities, and at the Closing Time, contain or contained an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

  (h)
  an opinion of Fraser Milner Casgrain LLP, Canadian counsel for the Underwriters, dated the date of closing, addressed to the Underwriters with respect to such of the matters referred to in the opinion of Canadian counsel to the Government as set forth in section 8.1(f) and the opinion of Canadian counsel to the Corporation as set forth in section 8.1(g) as the Underwriters may reasonably request, provided that Canadian counsel to the Underwriters may rely upon the opinion of Canadian counsel to the Government with respect to matters which relate specifically to the Government and upon the opinion of Canadian counsel to the Corporation with respect to matters which relate specifically to the Corporation;

  (i)
  an opinion of Shearman & Sterling LLP, U.S. counsel for the Government, dated the date of closing, addressed to the Underwriters and to the Corporation and their respective counsel, and in form and substance satisfactory to the Underwriters and their counsel acting reasonably, to the effect that no authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Government of this agreement, except as have been obtained and are in full force and effect under the 1933 Act, and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Shares and except for the authorizations, approvals, actions, notices and filings specified in this agreement, each of which has been duly obtained, taken, given or made and, to such counsel's knowledge, has not been withdrawn;

  (j)
  an opinion of Torys LLP, U.S. counsel for the Corporation, dated the date of closing, addressed to the Underwriters and to the Government, and in form and substance satisfactory to the Underwriters and the Government and their respective counsel, in each case acting reasonably, with respect to such matters as the Underwriters and the Government may reasonably request relating to the distribution of the Shares, including that:

  (i)
  Subject to the qualifications and assumptions therein, the statements in the Registration Statement under the heading "Income Tax Considerations — Certain United States Federal Income Tax Considerations" (the "Section") summarize the material United States federal income tax consequences to "U.S. Holders" (as defined in the Section) of the purchase, ownership and disposition of the common shares of the Corporation;

  (ii)
  no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States of America or the State of New York is required for the execution, delivery and performance by the Corporation of this agreement or for the consummation of the transactions contemplated hereunder, except such as have been made or obtained under the 1933 Act or such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters in the United States;

  (iii)
  the Shares are listed and posted for trading on the New York Stock Exchange;

  (iv)
  the Registration Statement, the U.S. Prospectus and each amendment or supplement thereto (except for the financial statements and other financial data included, or incorporated therein or omitted therefrom, as to which such counsel need express no opinion, and except for reserves information as to which such counsel may indicate that it has relied solely upon its (i) participation in conferences with employees of the Corporation regarding the procedures used by the Corporation to prepare such reserves information, (ii) a review of reports of the Corporation regarding such reserves information, and (iii) a review of letters regarding such reserves information addressed to the Corporation by independent petroleum engineering consultants (in the case of (i), (ii) and (iii), without any independent investigation or verification of the content thereof by such counsel)) appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder;

  (v)
  such counsel does not know of any amendment to the Registration Statement required to be filed or of any documents of the character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the U.S. Prospectus that are not filed or described as required under the 1933 Act and the 1934 Act and the rules and regulations thereunder;

  (vi)
  the Registration Statement is effective under the 1933 Act and, based on an oral conversation with the SEC on the date of such opinion, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act;

    (vii)
    the Form F-X was filed with the SEC prior to the effectiveness of the Registration Statement; and

    (viii)
    any required filing of the U.S. Prospectus or any supplement thereto has been made in the manner and within the time period required by General Instruction II.L. of Form F-10;

    and additionally stating that, although they have not independently verified or checked, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the U.S. Prospectus as amended or supplemented, other than as mentioned in clause (i) above, they have, however, reviewed and discussed such statements with officers of the Corporation, its counsel and auditors, representatives of the Government and its counsel, and with representatives of the Underwriters. Such counsel shall state that in the course of such review and discussion, no facts have come to their attention that lead them to believe that:

    (ix)
    the Registration Statement or any amendment thereto made prior to the Closing Time (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need not comment, and except for reserves information as to which such counsel may indicate that its belief is based solely upon its (i) participation in conferences with employees of the Corporation regarding the procedures used by the Corporation to prepare such reserves information, (ii) a review of reports of the Corporation regarding such reserves information, and (iii) a review of letters regarding such reserves information addressed to the Corporation by independent petroleum engineering consultants (in the case of (i), (ii) and (iii), without any independent investigation or verification of the content thereof by such counsel)), at the time such Registration Statement or any such amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

    (x)
    the U.S. Prospectus or any amendment or supplement thereto made prior to the Closing Time (except for the financial statements and other financial data included or incorporated therein or omitted therefrom, as to which such counsel need not comment, and except for reserves information as to which such counsel may indicate that its belief is based solely upon its (i) participation in conferences with employees of the Corporation regarding the procedures used by the Corporation to prepare such reserves information, (ii) a review of reports of the Corporation regarding such reserves information, and (iii) a review of letters regarding such reserves information addressed to the Corporation by independent petroleum engineering consultants (in the case of (i), (ii) and (iii), without any independent investigation or verification of the content thereof by such counsel)), as of its issue date or at the Closing Time, contained or contains, as the case may be, any untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

    and additionally, such counsel may state that it has assumed the compliance of the Canadian Final Prospectus and the Canadian Prospectus, including the documents incorporated by reference therein, with the requirements of the securities laws, rules and regulations of the Province of Alberta as interpreted and applied by the Alberta Securities Commission and that they understand that such matters are covered in the opinion of Canadian counsel for the Corporation furnished to the Underwriters at the Closing Time; and

  (k)
  an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Underwriters, dated the date of closing, addressed to the Underwriters with respect to such of the matters referred to in the opinion of U.S. counsel to the Government as set forth in section 8.1(i) and the opinion of U.S. counsel to the Corporation as set forth in section 8.1(j) as the Underwriters may reasonably request, provided that U.S. counsel to the Underwriters may rely upon the opinion of U.S. counsel to the Government with respect to matters which relate specifically to the Government and upon the opinion of U.S. counsel to the Corporation with respect to matters which relate specifically to the Corporation.

  It is understood that counsel for the Government, counsel for the Corporation and counsel for the Underwriters may rely, as to all matters not governed by the laws of the respective jurisdictions in which they are qualified to practice, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, acting reasonably.

8.2
The Corporation's and the Government's obligations under this agreement will be subject to receipt by the Corporation at the Closing Time of a certificate of the Underwriters addressed to the Corporation and to the Government and dated the date of closing, in form and substance satisfactory to the Corporation and the Government acting reasonably, as to the distribution of the Shares, and the compliance of the purchasers thereof with the limitations on ownership contained in the articles of the Corporation referred to in the headings entitled "Restrictions on Ownership and Voting" and "Summary — The Offering — Restrictions on Ownership and Voting" in the Prospectuses.

8.3
The obligation of the Government to sell the Shares will be subject to the receipt by the Government at the Closing Time of the certificates, confirmations and opinions set forth in sections 8.1(b), (c), (d), (e), (g) and (j) addressed to the Government, each satisfactory in form and substance to the Government, acting reasonably and to the receipt by the Government of an electronic funds transfer in the amount of $1,000,000 in satisfaction of the obligation of the Underwriters under section 10.2 of this agreement, payable to the "Receiver General for Canada" or as the Government may otherwise direct and at par in Toronto in same day funds.

9.
Indemnification and Contribution

9.1
The Corporation shall hold harmless and indemnify each of the Underwriters (which term, for the purpose of this section 9 other than the last sentence of section 9.1, shall be deemed to include affiliates of the Underwriters which are engaged in the offering and distribution of the Shares) and the Underwriters' directors, officers, employees, affiliates and agents and each person who controls (within the meaning of the 1933 Act and the rules and regulations promulgated thereunder) any Underwriter and the successors and assigns of all of the foregoing persons (collectively, the "Underwriter Indemnified Parties") from and against all losses (other than losses of profit in connection with the distribution of the Shares), claims, costs, damages, liabilities and expenses (including the reasonable cost of investigation) caused by or arising directly or indirectly by reason of:

(a)
any information or statement in the Canadian Prospectus or any Prospectus Amendment (other than information which is solely Government Information or solely Underwriter Information), being or being alleged to be a misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) or an untrue statement of a material fact;

(b)
any untrue statement or alleged untrue statement of a material fact in the Registration Statement or any amendment thereto (other than information which is solely Government Information or solely Underwriter Information), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact in the U.S. Prospectus or any Prospectus Amendment or any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)
any order made or any inquiry, investigation or proceeding instituted, threatened or announced by any court, securities regulatory authority, stock exchange or by any other competent authority, based upon any untrue statement, omission or misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) or alleged untrue statement, omission or misrepresentation (except a statement, omission or misrepresentation relating solely to Government Information or to Underwriter Information) in the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the Prospectuses, the Registration Statement or in any amendment or supplement to any of them preventing or restricting the trading in the common shares of the Corporation or the distribution of the Shares or any of them in any of the Qualifying Jurisdictions or in the United States; or

(d)
the Corporation not complying with any applicable legislation in Canada or the United States to make any document available for inspection or any breach or violation or alleged breach or violation of any applicable securities laws of any jurisdiction resulting from any action taken or omitted to be taken by the Corporation in connection with the transactions contemplated herein;

  and will reimburse the Underwriter Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any such claim or action related thereto. This indemnity will be in addition to any liability which the Corporation may otherwise have.

9.2
The Government shall hold harmless and indemnify each of the Underwriter Indemnified Parties from and against all losses (other than losses of profits in connection with the distribution of the Shares), claims, costs, damages, liabilities and expenses (including the reasonable cost of investigation) caused by or arising directly or indirectly by reason of:

(a)
any Government Information in the Canadian Prospectus or any Prospectus Amendment being or being alleged to be a misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) or an untrue statement of a material fact; or

(b)
any Government Information in the Registration Statement or any amendment thereto being or being alleged to be an untrue statement of a material fact or omitting, or being alleged to omit, a material fact required to be stated therein or necessary to make the statements therein not misleading, or any Government Information in the U.S. Prospectus or any Prospectus Amendment being or being alleged to be an untrue statement of a material fact or omitting, or being alleged to omit, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

  and will reimburse the Underwriter Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any such claim or action related thereto. This indemnity will be in addition to any liability which the Government may otherwise have.

9.3
The rights of indemnity contained in section 9.1 or 9.2 shall not apply to the Underwriter Indemnified Parties if the Corporation and the Government, as the case may be, have complied with the provisions of sections 3 and 4, as applicable, and the person asserting any claim contemplated by sections 9.1 or 9.2 (as applicable) was not provided with a copy of the Canadian Preliminary Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus or any Prospectus Amendments, as the case may be, which corrects any misrepresentation or alleged misrepresentation which is the basis of such claim and which is required, under applicable securities laws, to be delivered to such person by the Underwriters. Notwithstanding the foregoing, any loss of any rights of indemnification in favour of an Underwriter Indemnified Party shall not affect any rights of indemnification in favour of any other Underwriter Indemnified Party.

9.4
The Underwriters shall indemnify and hold harmless, (i) the Corporation and the Corporation's directors, officers, employees and agents (collectively, the "Corporation Indemnified Parties"), and (ii) the Government and any employee, contract employee or contract advisor of the Government, Minister, Ministerial staff member or official of a Government department, agency or Crown corporation (collectively, the "Government Indemnified Parties", and together with the Corporation Indemnified Parties and the

  Underwriter Indemnified Parties, the "Indemnified Parties") from and against all losses, claims, costs, damages, liabilities and expenses (including the reasonable cost of investigation) caused by or arising directly or indirectly by reason of:

  (a)
  any Underwriter Information in the Canadian Prospectus or any Prospectus Amendment being or being alleged to be a misrepresentation (as defined in applicable securities laws of the Qualifying Jurisdictions) or an untrue statement of a material fact; or

  (b)
  any Underwriter Information in the Registration Statement or any amendment thereto being or being alleged to be an untrue statement of a material fact or omitting, or being alleged to omit, a material fact required to be stated therein or necessary to make the statements therein not misleading, or any Underwriter Information in the U.S. Preliminary Prospectus, the U.S. Prospectus or any Prospectus Amendment being or being alleged to be an untrue statement of a material fact or omitting, or being alleged to omit, a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

  and will reimburse the Corporation Indemnified Parties and Government Indemnified Parties for all reasonable costs, charges and expenses, as incurred, which any of them may pay or incur in connection with investigating or disputing any such claim or action related thereto. This indemnity will be in addition to any liability which the Underwriters may otherwise have.

  The term "Underwriter Information" refers to the information and statements relating to the Underwriters contained, and provided by the Underwriters in writing to the Corporation or the Government for inclusion, in the Canadian Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Prospectus, the U.S. Preliminary Prospectus, the U.S. Prospectus, the Registration Statement and any amendments thereto as identified in a draft of such documents circled for such purpose.

9.5
If any claim contemplated by sections 9.1, 9.2 or 9.4 shall be asserted against any of the Indemnified Parties, the Indemnified Party concerned shall promptly notify the person or persons against whom such indemnity may be sought (individually, an "Indemnitor" and, collectively, the "Indemnitors") of the nature of such claim and the Indemnitor shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit or proceeding (including any governmental or regulatory investigation or proceeding) brought to enforce such claim. Any such defence shall be through legal counsel acceptable to the Indemnified Party (whose acceptance shall not be unreasonably withheld) and no admission of liability shall be made by the Indemnitor or any Indemnified Party in respect of any Indemnified Party without, in each case, the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless: (i) the Indemnitor fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable period of time or; (ii) the employment of such counsel has been authorized in writing by the Indemnitor; or (iii) the named parties to any such suit or proceeding include both the Indemnified Party and the Indemnitor and the Indemnified Party shall have been advised by counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Indemnitor (in which case, if such Indemnified Party notifies the Indemnitor in writing that it elects to employ separate counsel at the expense of the Indemnitor, the Indemnitor shall not have the right to assume the defence of such suit or proceeding on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party, it being understood, however, that the Indemnitor shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all such Indemnified Parties). The Indemnitor shall not be liable for any settlement of any action or suit effected without its written consent, which consent shall not be unreasonably withheld. Each of the Underwriters, the Government and the Corporation hereby acknowledge and agree that, for purposes of this section 9:

  (a)
  the Underwriters are contracting on their own behalf and as trustees for the other Underwriter Indemnified Parties and the Underwriters agree to accept such trust and to hold and enforce such covenants on behalf of such persons;

  (b)
  the Government is contracting on its own behalf and as trustee for the other Government Indemnified Parties and the Government agrees to accept such trust and to hold and enforce such covenants on behalf of such persons; and

  (c)
  the Corporation contracting on its own behalf and as trustee for the other Corporation Indemnified Parties and the Corporation agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

9.6
In order to provide for just and equitable contribution in circumstances in which an indemnity provided in this section 9 would otherwise be available in accordance with its terms, in whole or in part, but is, for any reason, held to be unavailable to the Indemnified Parties in respect of a claim, then each Indemnitor, in lieu of indemnifying the Indemnified Party or Indemnified Parties, shall contribute to the amount paid or payable as a result of the losses (other than losses of profits), claims, costs, damages, liabilities and expenses (including the reasonable cost of investigation) of the nature contemplated in this section 9 and suffered or incurred by the Indemnified Party or Parties:

(a)
as between the Government or the Corporation on one hand, and the Underwriters on the other, the Corporation or the Government, as the case may be, and the Underwriters shall:

(i)
contribute such proportions so that the Underwriters are responsible for that portion represented by the percentage that the aggregate underwriting fee payable by the Government to the Underwriters hereunder bears to the total proceeds from the offering (net of the aggregate underwriting fee but before deducting expenses) and the Corporation and/or the Government shall be responsible for the balance, whether or not they have been sued or sued separately; and

    (ii)
    if the allocation provided by section 9.6(a)(i) above is not permitted by applicable law, contribute such proportions as is appropriate to reflect not only the relative benefits referred to in section 9.6(a)(i) above but also the relative fault of the Corporation and/or the Government on the one hand, and the Underwriters on the other hand, in connection with the information, statement, omission, misrepresentation, order, inquiry, investigation or other matter or thing referred to in section 9.1, 9.2 or 9.4 which resulted in such losses, claims, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations; and

  (b)
  as between the Corporation on one hand, and the Government on the other, the Corporation and the Government shall contribute in such proportions as is appropriate to reflect the parties' intent as expressed in the Privatization Agreement (as defined in section 19.4) regarding indemnification with respect to the statements or omissions giving rise to the claim.

  Notwithstanding the foregoing, no Underwriter shall be liable to contribute, in the aggregate, any amount in excess of the underwriting fee actually received by such Underwriter.

9.7
No party who a court of competent jurisdiction in a final judgement not subject to appeal has determined was engaged in fraud, fraudulent misrepresentation or gross negligence, or has failed to comply in any material respect with either the terms of this agreement or any laws, regulations or policies in connection with the matter giving rise to the claim, shall be entitled to claim indemnification pursuant to section 9.1, 9.2 or 9.4 or contribution pursuant to section 9.6 from any person who has not engaged in such fraud, fraudulent misrepresentation, gross negligence or failure to comply. Notwithstanding the foregoing, any loss of any rights of indemnification in favour of an Indemnified Party shall not affect any rights of indemnification in favour of any other Indemnified Party.

9.8
If any provision of sections 9.1, 9.2, 9.3, 9.4, 9.5 or 9.6 is determined to be void, voidable or unenforceable, in whole or in part, such determination shall not affect or impair or be deemed to affect or impair the validity of any other provisions of this agreement and such void, voidable or unenforceable provision shall be severable from this agreement.

9.9
The rights to indemnification and contribution provided in this section 9 shall be in addition to and not in derogation from any other rights which the Underwriters, the Government or the Corporation may have by statute or otherwise at law.

10.
Expenses

10.1
Whether or not the transactions contemplated herein are completed, the Underwriters shall be responsible for all costs, fees and expenses incurred by the Underwriters in connection with such transactions, including (i) the fees and expenses of the Underwriters' counsel, (ii) all out-of-pocket expenses of the Underwriters including, without limitation, all such expenses associated with "road shows" and marketing activities and all lodging expenses and all expenses related to the production of "green sheets" in connection therewith, (iii) all costs in connection with the forming and managing of any selling group, and (iv) all other costs, fees or expenses incurred by the Underwriters in connection with the transaction.

10.2
The Underwriters shall also pay the sum of $1,000,000 of the Government's expenses related to the Offering, unless the purchase and sale of the Shares is not completed in accordance with the terms hereof for reasons other than a default on the part of the Underwriters.

10.3
Subject to section 10.1 and 10.2, whether or not the purchase and sale of the Shares is completed, the Underwriters shall not be responsible for any other costs or expenses of or incidental to the creation, offering, sale and delivery of the Shares, including the costs of printing, translating, filing and delivering the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Prospectuses, the Registration Statement and any Prospectus Amendments (including commercial copies thereof), the costs of qualifying and registering the Shares for distribution to the public, or the fees and expenses of the Corporation's auditors, the Corporation's counsel, the Government's counsel and all local counsel. Such costs and expenses shall be borne, as between the Government and the Corporation, as specified in the Privatization Agreement.

11.
Termination

11.1
In addition to any other remedies which may be available to the Underwriters, the obligations of the Underwriters under this agreement may be terminated, without any liability on their part, at the election of the Managing Underwriters, if prior to the Closing Time:

(a)
any inquiry, investigation or other proceeding is commenced or any order or ruling is issued (other than an inquiry, investigation or proceeding, or an order or ruling based upon the activities or alleged activities of the Underwriters or Selling Firms), or there is any change of law or the interpretation or administration thereof, which operates to prevent or restrict the trading in the common shares of the Corporation or the distribution of the Shares in any of the Qualifying Jurisdictions or in the United States;

(b)
there shall occur any material change in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Corporation and its subsidiaries taken as a whole (other than a change related solely to the Underwriters) which, in the reasonable opinion of the Managing Underwriters (after discussion with the Government) would be expected to have a significant adverse effect on the market price or value of the Shares; or

(c)
there should develop, occur or come into effect or existence any occurrence of national or international consequence (including without limitation any act of terrorism, war or the outbreak of hostilities) or any action, law, government regulation or inquiry which in the Managing Underwriters' reasonable opinion (after discussion with the Government), seriously adversely affects, or may seriously adversely affect, the financial markets generally or the business, operations or affairs of the Corporation and its subsidiaries, taken as a whole.

11.2
Such termination shall be effected by giving written notice to the Government at any time prior to the Closing Time. If the obligations of the Underwriters are terminated hereunder, there shall be no further liability on the part of the Underwriters to the Corporation or the Government or on the part of the Corporation or of the Government to the Underwriters except for any liability which may have arisen or may thereafter arise under sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 10.1, 10.2 or 10.3 hereof.

12.
Delegation of Authority

12.1
All steps which must or may be taken by the Underwriters in connection with this agreement, including any agreement to amend such agreement, may be taken by the Managing Underwriters on the Underwriters' behalf and each of the Underwriters authorizes the Government and the Corporation to deal solely with the Managing Underwriters on behalf of all Underwriters, to accept notification of any such steps from, and to deliver the share certificate representing the Shares referred to in section 7.1 on their behalf.

13.
After-Market Protection

13.1
The Corporation shall not without the prior written consent of the Managing Underwriters (which consent shall not be unreasonably withheld):

(a)
directly or indirectly authorize, issue, sell, sell any option or contract to purchase, purchase any option or contract to sell or grant any option, right or warrant to purchase any common shares of the Corporation or any securities convertible into or exchangeable or exercisable for any common shares of the Corporation; or

(b)
enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of common shares of the Corporation,

  (whether any such swap or transaction described in (a) or (b) above is to be settled by delivery of common shares of the Corporation or such other securities, in cash or otherwise) or in either case agree to do so or publicly announce any intention to do so, at any time prior to 90 days after the Closing Time; provided that the foregoing restrictions shall not apply to (i) the issuance of common shares of the Corporation or securities convertible into or exchangeable or exercisable for common shares of the Corporation or any transaction that transfers the economic consequence of ownership of common shares of the Corporation, in any case, at any time pursuant to the terms of share purchase, stock option, dividend reinvestment or other equity or director or management incentive plans or convertible securities or warrants of the Corporation in existence at the date hereof, and (ii) the issuance of common shares or securities giving the right to acquire common shares in consideration for the acquisition of assets or shares of a business.

14.
Underwriters' Obligations Several

14.1
The Underwriters' obligations to purchase the Shares at the Closing Time shall be several and not joint and, subject to section 14.2, each of the Underwriters shall be obligated to purchase only the percentage of the Shares set opposite its name below:

CIBC World Markets Inc.	17.00%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	17.00%
RBC Dominion Securities Inc.	17.00%
BMO Nesbitt Burns Inc.	5.25%
National Bank Financial Inc.	5.25%
Scotia Capital Inc.	5.25%
TD Securities Inc.	5.25%
Goldman, Sachs & Co.	5.00%
UBS Securities Canada Inc.	5.00%
Canaccord Capital Corporation	1.75%
FirstEnergy Capital Corp.	1.75%
GMP Securities Ltd.	1.75%
Peters & Co. Limited	1.75%
Citigroup Global Markets Inc.	2.50%
Credit Suisse First Boston LLC	2.50%
Beacon Securities Limited	0.85714%
Casgrain & Company Limited	0.85714%
Dundee Securities Corporation	0.85714%
First Associates Investments Inc.	0.85714%
Orion Securities Inc.	0.85714%
Raymond James Ltd.	0.85714%
Tristone Capital Inc.	0.85714%

100.00%

14.2
If one or more of the Underwriters fails to purchase at the Closing Time its applicable percentage of the total number of Shares, the remaining Underwriters shall be obligated severally to purchase such Shares which the defaulting Underwriter or Underwriters have failed to purchase on a pro rata basis (or such other basis as may be agreed to by the remaining Underwriters) provided, however, that in the event that the percentage of the total number of Shares agreed to be purchased by the Underwriters which one or more of the Underwriters has failed to purchase exceeds 10% of the total number of Shares, the remaining Underwriters shall have the right, but shall not be obligated to purchase on a pro rata basis (or such other basis as may be agreed to by the remaining Underwriters) all, but not less than all, of the Shares which would otherwise have been purchased by the defaulting Underwriter or Underwriters.

15.
Terms and Conditions

15.1
All terms and conditions of this agreement shall be construed as conditions. Any breach or failure by the Government or the Corporation to comply in all material respects with any such terms or conditions shall entitle the Underwriters to terminate their obligations to purchase the Shares by giving written notice to that effect to the Government and the Corporation at or prior to the Closing Time. Any breach or failure by any of the Underwriters to comply in all material respects with any such terms and conditions shall entitle the Corporation and the Government or either of them to terminate their obligations hereunder by giving written notice to that effect to the Underwriters at or prior to the Closing Time. It is understood that the Underwriters, the Government or the Corporation, as the case may be, may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to such party's rights in respect of any other of such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on such party any such waiver or extension must be in writing.

16.
Survival

16.1
The representations, warranties, covenants, indemnities and agreements of the Government, the Corporation and the Underwriters contained herein or delivered pursuant hereto shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Underwriters of the Shares, and the Underwriters shall be entitled to rely on the representations and warranties of the Government and the Corporation contained herein or delivered pursuant hereto notwithstanding any investigation which the Underwriters may undertake or which may be undertaken on the Underwriters' behalf.

17.
Notices

17.1
Any notice or other communication to be given hereunder shall be addressed to:

  in the case of the Government:

    Finance Canada
    12th Floor, East Tower
    L'Esplanade Laurier
    140 O'Connor Street
    Ottawa, Ontario, K1A 0G5
    Attention: Assistant Deputy Minister, Finance Canada
    Facsimile: (613) 992-0387

  in the case of the Corporation:

    Petro-Canada
    28th Floor, West Tower
    150 - 6th Avenue S.W.
    Calgary, Alberta, T2P 3E3
    Attention: Senior Vice-President and Chief Financial Officer
    Facsimile: (403) 296-5776

  in the case of the Underwriters, to be addressed to each of the Managing Underwriters:

    CIBC World Markets Inc.
    9th Floor, Bankers Hall East, 855 - 2nd Street S.W.
    Calgary, Alberta, T2P 4J7
    Attention: T. Timothy Kitchen
    Facsimile: (403) 260-0524

    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    4 World Financial Centre
    New York, NY 10080
    Attention: Global Origination Counsel
    Facsimile: (212) 449-3207

    RBC Dominion Securities Inc.
    1100 Bankers Hall West, 888 - 3rd Street S.W.
    Calgary, Alberta, T2P 5C5
    Attention: Gordon M. Ritchie
    Facsimile: (403) 299-6901

  Any such notice or other communication shall be in writing, and unless delivered personally to a responsible officer of the addressee, shall be given by courier service or facsimile transmission, and shall be deemed to have been given when actually received.

18.
Covenants, Representations and Warranties of the Underwriters

18.1
Each Underwriter represents, warrants and agrees that (i) it has not solicited and will not solicit offers to purchase any of the Shares, (ii) it has not sold, and will not sell, any of the Shares, and (iii) it has not distributed, and will not distribute the Canadian Preliminary Prospectus, the U.S. Preliminary Prospectus, the Canadian Final Prospectus, the Canadian Prospectus, the U.S. Prospectus or any Prospectus Amendment thereto or the Shares to any person, in any jurisdiction outside of Canada and the United States except, in each case, in compliance with all applicable laws.

18.2
The Underwriters acknowledge that they are aware of the restrictions on ownership of voting shares of the Corporation contained in the articles of the Corporation and will ensure that the Selling Firms are aware of such restrictions. The Underwriters shall not, and shall use all reasonable commercial efforts to cause the Selling Firms not to, distribute the Shares in such a manner as would to the Underwriters' knowledge result in a breach of the restrictions on ownership of voting shares of the Corporation contained in the articles of the Corporation. The Underwriters agree to use their commercially reasonable efforts to comply with all reasonable requests of the Corporation to assist the Corporation in monitoring compliance with the restrictions on ownership contained in the articles of the Corporation.

18.3
The Underwriters will conduct activities in connection with the proposed offering and sale of the Shares in compliance with all applicable securities laws and cause a similar covenant to be contained in any agreement entered into with any Selling Firm in connection with the distribution of the Shares.

18.4
The Underwriters will require each Selling Firm through which the Underwriters offer the Shares to the public to agree with the Underwriters, for the benefit of the Government and the Corporation, to comply with the covenants, representations, warranties and restrictions on the Underwriters contained in sections 1.2, 1.3, 3.1, 18.1, 18.2 and 18.3 of this agreement and shall otherwise use their commercially reasonable efforts to cause each Selling Firm to comply with such covenants, representations, warranties and restrictions.

19.
Miscellaneous

19.1
Time shall be of the essence of this agreement.

19.2
Unless otherwise specified, all dollar amounts referred to in this agreement are in Canadian funds.

19.3
In this agreement the word "including" means "including, but not limited to" and "business day" shall mean a day other than a Saturday, a Sunday or a day on which banking institutions are not generally open for commercial business in Toronto, Ontario and New York, New York.

19.4
The Government and the Corporation acknowledge that this agreement is not intended to, and does not, amend the Petro-Canada Privatization Agreement (the "Privatization Agreement") made as of the 9th day of May 1991 between Her Majesty in right of Canada as represented by the Minister of State (Finance and Privatization) and the Corporation, and the provisions of the Privatization Agreement (including without limitation the provisions relating to indemnification) are in all respects confirmed and preserved and shall apply in respect of the offering contemplated hereby.

19.5
No member of the House of Commons shall be admitted to any share or part of this agreement or to any benefit to arise herefrom.

19.6
This agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein, without reference to conflict of laws provisions. Each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of the province of Alberta with respect to all matters arising out of this agreement and the transactions contemplated herein.

19.7
This agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

(remainder of page intentionally blank)

        If the foregoing is acceptable to you, please signify such acceptance by executing and returning the enclosed copies of this letter to the Managing Underwriters. Such acceptance will constitute an agreement for the purchase by the Underwriters and sale by the Government of the Shares on the terms and subject to the conditions set out herein.

Yours truly,

CIBC World Markets Inc.	Merrill Lynch, Pierce, Fenner & Smith Incorporated / Merrill Lynch Canada Inc.	RBC Dominion Securities Inc.

by:	by:	by:

BMO Nesbitt Burns Inc.	National Bank Financial Inc.	Scotia Capital Inc.

by:	by:	by:

TD Securities Inc.	Goldman, Sachs & Co.	UBS Securities Canada Inc.

by:	by:	by:

Canaccord Capital Corporation	FirstEnergy Capital Corp.	GMP Securities Ltd.

by:	by:	by:

Peters & Co. Limited	Citigroup Global Markets Inc. / Citigroup Global Markets Canada Inc.	Credit Suisse First Boston LLC / Credit Suisse First Boston Canada Inc.

by:	by:	by:

Beacon Securities Limited	Casgrain & Company Limited	Dundee Securities Corporation

by:	by:	by:

First Associates Investments Inc.	Orion Securities Inc.	Raymond James Ltd.

by:	by:	by:

Tristone Capital Inc.	Goldman Sachs Canada Inc.

by:	by:

(remainder of page intentionally blank)

The foregoing is in accordance with our understanding and is accepted by us.

September            , 2004.

HER MAJESTY IN RIGHT OF CANADA
as represented by the Minister of Finance

by:

PETRO-CANADA

by:	W.A. (Alf) Peneycad Vice-President, General Counsel and Chief Compliance Officer

by:	Hugh L. Hooker Associate General Counsel and Corporate Secretary

SCHEDULE A
List of Significant Subsidiaries

Petro-Canada Energy North Sea Limited
Petro-Canada UK Limited
Petro-Canada Oil & Gas Partnership
Petro-Canada Hibernia Partnership
Petro-Canada Terra Nova Partnership
Petro-Canada Oil (North Africa) GmbH

QuickLinks

Exhibit 3.1
Terms and Conditions